EXHIBIT 10.2


                          AMENDMENT TO
                 AGREEMENT OF PURCHASE AND SALE
      OF PARTNERSHIP INTERESTS IN EASTPOINT PARTNERS, L.P.

     This Amendment to Agreement of Purchase and Sale of Partnership Interests in Eastpoint Partners, L.P., dated as of October 28, 1997 (this "Amendment"), among Shopco Advisory Corp., a New York corporation (together with its permitted successors and assigns, the "Buyer"), and Eastpoint Mall Limited Partnership, a Delaware limited partnership ("Eastpoint"), and Eastern Avenue Inc., a Delaware corporation ("Eastern"; Eastern and Eastpoint being sometimes referred to herein individually as a "Seller" and collectively as the "Sellers").

                      W I T N E S S E T H:

     WHEREAS, Buyer and Sellers are parties to that certain Agreement of Purchase and Sale of Partnership Interests in Eastpoint Partners, L.P., dated as of July 31, 1997, as amended by those certain letter agreements among Buyer and Sellers dated August __, 1997, September 5, 1997, September 11, 1997, September 19, 1997, September 29, 1997, and October 6, 1997, respectively (collectively, the "Agreement"); and

     WHEREAS, Buyer and Sellers desire to amend the Agreement on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby agree as follows:

     SECTION 1.  Amendments to Article I.  Section 1.01 of the
Agreement is hereby amended as follows:

     (a)  The following new defined terms are hereby added to
Section 1.01 in the appropriate alphabetical order:

          "Defeasance Amount" means the aggregate amount of cash and/or United States Treasury obligations necessary to defease the Existing Deed of Trust in full as of the Closing Date in accordance with the terms and conditions of Section 7.06(b) of the Existing Deed of Trust and the terms and conditions of the GECAM Agreement.

          "First Permitted Prepayment Date" shall have the meaning set forth in the Existing Deed of Trust.

          "GECAM" means GE Capital Asset Management Corporation, in its capacity as master servicer of the Existing Loan.

          "GECAM Agreement" means that certain letter agreement, dated October 20, 1997, between the Owner Partnership and
     GECAM.

          "Loan Reserve" shall have the meaning set forth in the Existing Deed of Trust.

          "New Borrower" shall have the meaning and shall conform to the requirements contained in the GECAM Agreement.

     (b) The definition of "Existing Lender" is hereby amended to read in its entirety as follows:

          "Existing Lender" means CBA Conduit, Inc., and its successors and assigns.

     SECTION 2.  Amendments to Article II.  Article II of the
Agreement is hereby amended as follows:

     (a) Section 2.02(a)(iii) is hereby amended in its entirety as follows:

          (iii) on the Closing Date, Buyer shall deliver to Sellers the Purchase Price;

               (A)  plus the following amounts:

                    (w)  the amount due to Sellers pursuant to
               Section 3.04;

                    (x) any cash amounts due to Sellers pursuant to Sections 7.02(b) and 8.01(k);

                    (y)  $97,282.50 in partial payment of the
               underwriting fee to be paid by the Owner
               Partnership to GECAM pursuant to Step Two,
               Paragraph 3 of the GECAM Agreement; and

                    (z)  GECAM's attorneys' fees incurred in
               connection with the transaction described in the GECAM Agreement as required by the Existing Deed of Trust, including, without limitation, attorneys' fees incurred in connection with the rendering of the opinion of counsel from Andrews & Kurth L.L.P. referred to in Step Two, Paragraph 2 of the GECAM Agreement, and to be paid by the Owner Partnership pursuant to the GECAM Agreement;

               (B)  less the following amounts:

                    (u)  $77,350, in payment by Sellers of
               certain environmental investigation and
               remediations costs relating to the Mall;

                    (v)  $84,630, in payment by Sellers of
               certain repairs and replacements performed or to be performed at the Mall;

                    (w)  the Initial Deposit and the Closing
               Deposit previously delivered to Escrow Agent;

                    (x)  91 percent of any accrued but unpaid
               interest and all other amounts payable under the Existing Loan as of the Closing Date (other than principal);

                    (y)  91 percent of one-half of the mortgage
               tax, if any, paid by Buyer with respect to the principal amount of the mortgage(s) placed on the Mall by Buyer's lenders; and

                    (z)  any credit to which Buyer is entitled
               pursuant to Sections 7.02(b), 8.01(i) and 8.01(k).

     (b)  Section 2.02(b) is hereby deleted.

     (c)  Section 2.03(c) is hereby deleted.

     SECTION 3.  Amendments to Article III.  Article III of the
Agreement is hereby amended as follows:

     (a)  Section 3.03(f) is hereby deleted.

     (b) Section 3.04 is hereby amended in its entirety as follows:

          3.04 Payment in Respect of Loan Reserve. Buyer and Sellers acknowledge and agree that, pursuant to the terms of the GECAM Agreement, in connection with the transfer of the Substitute Collateral to the New Borrower, the New Borrower will have the right to receive, or direct the payment of, the Loan Reserve. In consideration of the transfer to the New Borrower of such right from the Owner Partnership (prior to its reconstitution as contemplated under the GECAM Agreement), Buyer shall pay to Sellers at the Closing an amount equal to 71.65 percent of the amount in the Loan Reserve on the Closing Date, provided that in no event shall such payment exceed $1,015,000.

     (c)  The following Section is hereby added at the end of
Article III:

          3.08 Additional Deliveries of Buyer and Sellers.

          (a) At or prior to the Closing, Buyer agrees to cause the New Borrower to be formed as a single-purpose S-corporation in all respects in accordance with terms and conditions of the Existing Deed of Trust and the terms and conditions of the GECAM Agreement.

          (b) At the Closing, Buyer and Sellers shall deliver or cause to be delivered the following:

               (i) Immediately prior to the transfer of the Interests from Sellers to Buyer, Buyer shall pay the Defeasance Amount to Sellers, which amount shall be deemed an additional deposit by Buyer under this Agreement but shall not be credited against the Purchase Price.

               (ii) Upon receipt of the Defeasance Amount,
          Sellers shall pay the Defeasance Amount to the Existing
          Lender to defease the Existing Loan in accordance with
          Section 7.06(b) of the Existing Deed of Trust and the GECAM Agreement.

               (iii) Sellers shall cause the Owner
          Partnership (as the "Existing Borrower" as defined in the GECAM Agreement) to exercise its right under
          Section 2.32(b) of the Existing Deed of Trust to transfer the Substitute Collateral (as defined in the GECAM Agreement) to the New Borrower in accordance with Step Two, Paragraph 1 of the GECAM Agreement, such transfer to be effected pursuant to an instrument of transfer reasonably acceptable to Sellers and Buyer. Sellers and Buyer hereby agree that such transfer shall be, and such transfer instrument shall provide that such transfer is, made by Owner Partnership to New Borrower "AS IS, WHERE IS," without representation or warranty, express or implied, and without recourse to Sellers or the Owner Partnership.

               (iv) Buyer and Sellers shall, and Buyer shall cause the New Borrower to, take such actions and to execute and deliver such documents, as necessary or appropriate to cause the transactions set forth in the GECAM Agreement to occur, including, without limitation, the following:

                    (A)  Buyer shall cause the New Borrower to
               deliver to GECAM, and to the Trustee and Co-
               Trustee of the Loan and the Certificate Holders of the Loan (as such terms are defined in the GECAM Agreement), the indemnity agreement referred to in Step 2, Paragraph 1 of the GECAM Agreement, in form reasonably acceptable to New Borrower, and the Indemnity Collateral (as such term is defined in the GECAM Agreement), in accordance with the terms and conditions of the GECAM Agreement; and

                    (B)  Buyer shall cause Kaye, Scholer,
               Fierman, Hays & Handler, LLP to deliver to GECAM the opinions required by Step 2, Paragraphs 1 and 2 of the GECAM Agreement.

               (v) Provided that Buyer pays Sellers the amounts set forth in Section 2.02(a)(iii)(A)(y) and (z), Sellers shall cause the Owner Partnership to pay GECAM the underwriting fee of $178,500 pursuant to Step Two, Paragraph 3 of the GECAM Agreement and GECAM's attorneys' fees as described in Section 2.02(a)(iii)(A)(z).

     SECTION 4.  Amendment to Article VII.  Article VII of the
Agreement is hereby amended by deleting the first sentence of
Section 7.05 thereof and substituting in lieu thereof the following:

     Promptly after the execution and delivery by Buyer and Sellers of the Amendment, Eastern shall direct the Manager to request estoppel certificates (the "Estoppel
     Certificates") from all tenants of the Mall, in each case in the form approved by Buyer's mortgage lender.

     SECTION 5.  Amendments to Article VIII.  Article VIII of the
Agreement is hereby amended as follows:

     (a) Section 8.01(l) is hereby amended in its entirety as follows:

               (l) At Closing, Buyer and Sellers shall have received a statement from the Existing Lender confirming the outstanding principal balance of the Existing Loan and the amount in the Loan Reserve on the Closing Date.

     (b)  The following section is hereby added at the end of
Section 8.01:

               (p)  As of the Closing Date, all of the
          transactions described in the GECAM Agreement shall have occurred.

     (c)  The following section is hereby added at the end of
Section 8.02:

               (l)  As of the Closing Date, all of the
          transactions described in the GECAM Agreement shall have occurred.

     SECTION 6.  Amendments to Article IX.  Article IX of the
Agreement is hereby amended as follows:

          (a) Section 9.02 is hereby amended to add the following at the end of the first sentence thereof:

               (v) any claim of the Existing Lender or GECAM against Buyer pursuant to clause (iv) of the second paragraph on page 7 of that certain Amended and Restated Promissory Note, dated as of December 1, 1993, among the Owner Partnership and the Existing Lender and/or Section 7.16(iv) of the Existing Deed of Trust, to the extent such losses, claims, damages, liabilities or expenses arise out of or are based upon events that occurred prior to the Closing. The indemnification obligation set forth in clause (v) of the immediately preceding sentence shall also extend to the Owner Partnership and the New Borrower, as indemnitees.

          (b) Section 9.03 is hereby amended to add the following clause at the end thereof:

               (vi) any claim of the Existing Lender or GECAM against such Seller pursuant to clause (iv) of the second paragraph on page 7 of that certain Amended and Restated Promissory Note, dated as of December 1, 1993, among the Owner Partnership and the Existing Lender and/or Section 7.16 of the Existing Deed of Trust, to the extent such losses, claims, damages, liabilities or expenses arise out of or are based upon events that occur on or after the Closing.

     SECTION 7.  Amendment to Article X.  Section 10.01 of the
Agreement is hereby amended by adding the following sentence after the third sentence thereof:

     Notwithstanding anything to the contrary set forth in this Agreement, in no event shall Buyer be entitled to a return of the Initial Deposit or the Closing Deposit if this Agreement is terminated because the condition set forth in
     Section 8.02(l) is not satisfied solely as a result of a default by Buyer under, or breach by Buyer of, a representation, warranty or covenant of this Agreement; provided, however, that if the condition set forth in
     Section 8.02(l) is not satisfied for any other reason, Buyer shall be entitled to receive one-half of the Initial Deposit and one-half of the Closing Deposit, together with one-half of the interest earned thereon, if any, and Sellers shall be entitled to receive the remainder of the Initial Deposit and the Closing Deposit and the remainder of any interest thereon.

     SECTION 8. Amendment to Article XI. Section 11.02 is hereby amended by adding the following subsections at the end thereof:

          (g) Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 11.02(b), in satisfaction of the Sellers' rights to receive Percentage Rents after the Closing pursuant to Section 11.02, the Buyer shall cause the Owner Partnership to pay to the Sellers the following amounts:

               (i) 91 percent of the Percentage Rents as and when received by the Owner Partnership from Sears and Value City with respect to Sears' and Value City's respective fiscal years, for purposes of Percentage Rents, expiring in 1997; and

               (ii) 91 percent of any other Percentage Rents allocable to the period through and including the Closing Date, as and when received by the Owner Partnership during the six month period after the Closing Date or, if earlier, until such date as Eastern and Eastpoint shall have dissolved; provided, however, that in no event shall the amount paid by the Owner Partnership under this clause (ii) exceed $100,000 in the aggregate.

          (h) Buyer shall cause the Owner Partnership to make reasonable efforts in the ordinary course to collect the amounts set forth under Section 11.02(g) above promptly after such amounts become due and payable from the respective tenants; provided, however, this sentence shall not obligate Buyer to cause the Owner Partnership to commence litigation against any such tenant.

     SECTION 9.  Certain Acknowledgments of Buyer and Sellers.

     (a) Buyer hereby acknowledges and agrees that the conditions set forth in Section 4.05 have been fulfilled and Buyer hereby waives its right to terminate the Agreement as a result of any such matter.

     (b) Sellers hereby acknowledge and agree that the condition set forth in Section 8.02(k) has been fulfilled and Sellers hereby waive the right to terminate the Agreement as a result of such matter.

     SECTION 10.  Miscellaneous.

     (a) Defined Terms. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

     (b) Reference to and Effect on the Agreement. On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereto", "hereof", or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment. Except as specifically amended above, all of the terms of the Agreement shall remain unchanged and in full force and effect.

     (c) Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (d) Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (e) Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Amendment, including but not limited to that certain letter agreement between the Sellers and the Buyer, dated October 15, 1997.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   SHOPCO ADVISORY CORP.



                                   By:  /s/ Roy Praver
                                   Name:    Roy Praver
                                   Title:   Chairman


                                   EASTPOINT MALL LIMITED
                                   PARTNERSHIP

                                   By:  EASTERN AVENUE INC.
                                   Its: General Partner


                                   By:  /s/ Robert J. Hellman
                                   Name:    Robert J. Hellman
                                   Title:   President



                                   EASTERN AVENUE INC.



                                   By:  /s/ Robert J. Hellman
                                   Name:    Robert J. Hellman
                                   Title:   President